UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 17, 2015

BBX CAPITAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Florida	001-13133	65-0507804
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 940-4000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 17, 2015, the Special Committee of the Board of Directors of BBX Capital Corporation (“BBX Capital”) announced that it has been informed that BBX Capital’s majority shareholder, BFC Financial Corporation (“BFC”), intends to make a tender offer to acquire up to 4,771,221 shares of the Class A common stock (including the associated preferred share purchase rights) of BBX Capital not otherwise owned by BFC at a price of $20.00 in cash per share. A copy of the press release related to this announcement is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description
99.1	Press Release dated March 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BBX Capital Corporation

Date: March 17, 2015	By:	/s/ Raymond S. Lopez
Name: Raymond S. Lopez
Title: Chief Financial Officer

Exhibit Index

Number	Description
99.1	Press Release dated March 17, 2015